Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Excellent third quarter with execution plan on track –
upgrading 2006 revenue guidance

Basingstoke, UK and Philadelphia, US – October 27, 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces results for the third quarter 2006.

Matthew Emmens, Chief Executive Officer, commented:

“It's been an excellent quarter across all areas of our business. We have continued to make good progress. Our execution plan is well on track and therefore we are upgrading our revenue guidance for the full year.

“Our leading Attention Deficit Hyperactivity Disorder (ADHD) franchise continues to grow, capturing over 29% of the US market in Q3 2006 following the success of our newly launched patch DAYTRANA™ and the continued strong performance of ADDERALL XR®. We are well positioned to build on our strengths - this month, the Food and Drug Administration (FDA) issued an approvable letter for our latest ADHD treatment, NRP104 that we expect to launch in Q2 2007. We filed for US regulatory approval of SPD465 and SPD503, demonstrating our commitment to provide patients and physicians with the broadest range of ADHD treatment choices. In addition, in August, we settled all pending litigation with Barr Laboratories Inc. (Barr) in connection with ADDERALL XR.

“We are also making good progress in other areas of our portfolio. In July, we received approval for ELAPRASE™ in the US, for the treatment of Hunter syndrome and last week the Committee for Medicinal Products for Human Use (CHMP) recommended approval in the EU. We already have 127 patients worldwide on this treatment.

“We expect a response from the European Authorities for our ulcerative colitis product, MESAVANCE™ by the end of this year and from the FDA in the US in January; this product remains on track for launch in Q1 2007.

“Earlier this year we gave revenue guidance of low double digit growth. As we approach the year end we now anticipate this will be in the range of 12-14%. Total costs are expected to be in line with previous guidance. As 2007 approaches, we remain focused on implementing our strategy and we are on track to deliver several more new products to market.”

Registered in England 5492592 Registered Office as above

Q3 2006 Financial highlights

  Product sales of $386.2 million - up 25% versus Q3 2005 (19% growth YTD).
  Total revenues of $449.4 million - up 19% versus Q3 2005 (15% growth in YTD).

Product highlights and recent events

NRP104 - ADHD

  Shire’s collaborative partner, New River Pharmaceuticals Inc. (New River), received an approvable letter from the FDA for NRP104 for the treatment of pediatric ADHD. No additional studies were requested by the FDA as a condition for full approval. Shire and New River are preparing for a product launch in Q2 2007, pending final labeling and scheduling discussions.

DAYTRANA - ADHD

  DAYTRANA captured 1.7% of the total US ADHD market after only three months.

ELAPRASE - Hunter syndrome.

  On October 19, the CHMP of the European Medicines Agency (EMEA) issued a positive opinion recommending approval of ELAPRASE for the long-term treatment of patients with Hunter syndrome. The EU Marketing Authorisation is expected early in 2007 and will result in unified labeling that will be valid in the 25 current EU member states as well as in Iceland and Norway.

  The FDA granted approval for ELAPRASE in July this year and to date there are 67 patients on this treatment in the US. Early access has been granted to patients with Hunter syndrome in a number of European countries including Italy, Germany, Spain, France, Sweden, Norway and Denmark. Demand from patients’ families and clinicians has been high and 60 patients have already been infused with the treatment in these countries.

REPLAGAL® - Fabry disease

  In September 2006, Shire agreed to partner with the Canadian government to support a Fabry post-marketing study that will monitor all Fabry patients. As a result of the agreement, Fabry patients currently or previously on enzyme replacement therapy and new Fabry patients who meet the guidelines will be eligible for funded enzyme replacement therapy.

  During the quarter, the European Commission approved a variation to update sections of the product information to include data on the treatment of children with REPLAGAL. A beneficial effect of treatment was seen in a small number of children aged 7-18 years with no unexpected safety issues.

FOSRENOL® - Hyperphosphatemia

  On October 18, Health Canada granted a marketing license application for FOSRENOL. Launch is now planned for Q2 2007.

  The roll-out of FOSRENOL continues in the European markets. Earlier this year, the product was launched both in Sweden and Ireland. According to wholesaler data, FOSRENOL captured 15% of the Swedish and 10% of the Irish total phosphate binder End Stage Renal Disease (ESRD) market.

Pipeline Highlights

SPD465 - ADHD

  A new drug application (NDA) was submitted to the FDA for SPD465 on July 21, for the treatment of ADHD in the adult population. The Prescription Drug User Fee Act (PDUFA) date is May 21, 2007 for this application. SPD465 has the same active ingredient as ADDERALL XR, but is designed to provide ADHD symptom control for up to 16 hours.

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SPD503 (guanfacine) - ADHD

  An NDA was submitted to the FDA on August 24, for investigational compound SPD503 extended release, which, if approved, would be the first once daily selective alpha-2A- adrenoceptor agonist for the treatment of ADHD in children aged 6 to 17 years. The PDUFA date for this application is June 24, 2007.

MESAVANCE - Ulcerative Colitis

  The FDA has extended by 90 days the review period for the NDA for MESAVANCE. This extension has been sought by the FDA to allow additional time to review supplemental Phase 1 data which Shire had agreed with the FDA to submit during the review process. The PDUFA date for the application is January 21, 2007.

Human Genetic Therapies (HGT)

  HGT has completed proof of concept studies on three projects and has advanced them into pre- clinical development; namely enzyme replacement therapies for Sanfilippo (Mucopolysaccharidosis IIIA), Metachromatic Leukodystrophy and intrathecal delivery of ELAPRASE for Hunter syndrome patients with significant central nervous system symptoms. Details of these programs will be available during Shire's third quarter conference call presentation.

Business highlights

Barr Laboratories Inc. (Barr)

  Shire has settled all pending litigation with Barr, in connection with Barr’s Abbreviated New Drug Application (“ANDA”) and its attempt to market generic versions of Shire’s ADDERALL XR for the treatment of ADHD. Barr will not be permitted to market a generic version of ADDERALL XR in the US until April 1, 2009, except for certain limited circumstances, such as the launch of another party’s generic version of ADDERALL XR.

  Shire and Duramed Pharmaceuticals, Inc. (“Duramed”), a subsidiary of Barr have entered into an agreement related to Duramed’s transvaginal ring technology that will be applied to at least five women’s health products, as well as a license to Duramed’s currently marketed oral contraceptive, SEASONIQUE® (levonorgestrel/ethinyl estradiol tablets 0.15 mg/0.03 mg and ethinyl estradiol tablets 0.01 mg). Under this agreement, Shire made an initial payment of $25 million to Duramed for previously incurred product development expenses, and will reimburse Duramed for development expenses incurred going forward up to a maximum of $140 million over eight years, with an amount capped at $30 million per annum. Shire has exclusive rights to market these products in the five major European markets of the UK, Germany, France, Italy and Spain and other areas, excluding North America, and to the subsequent sales they will generate on a royalty-free basis.

  Duramed has purchased Shire’s ADDERALL® (immediate-release mixed amphetamine salts) product for $63 million. This transaction was completed at the end of the third quarter.

Warren Pharmaceuticals, Inc. (Warren)

  Shire has in-licensed rights to tissue protective cytokine (TPC) technology under an agreement with Warren. The agreement gives Shire exclusive worldwide rights to develop TPCs in non- Nervous System indications, including renal and genetic disease areas. An upfront payment of $6 million was payable to Warren, of which $0.5 million was satisfied by a payment made and expensed to R&D in the three months ended June 30, 2006 and the remaining $5.5 million was paid and expensed to R&D in the three months ended September 30, 2006.

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Q3 2006 Unaudited Results

	Q3 2006			Q3 2005

	US		Non	US		Non
	GAAP	Adjustments	GAAP(1)	GAAP	Adjustments	GAAP(1)
	$M	$M	$M	$M	$M	$M

Revenues	449.4	-	449.4	376.1	-	376.1
Income/(loss)
from ongoing
operations (2)	119.1	(25.8)	93.3	(613.6)	704.7	91.1
Net income/(loss)	87.2	(18.7)	68.5	(630.7)	694.8	64.1

Diluted earnings
per:
Ordinary Share	17.1c	(3.7c)	13.4c	(126.0c)	138.8c	12.8c
ADS	51.3c	(11.1c)	40.2c	(378.0c)	416.4c	38.3c

Note: Average exchange rates for Q3 2006 and 2005 were $1.87: £1.00 and $1.78: £1.00 respectively.

(1)    Non GAAP

These are non GAAP financial measures.

For Q3 2006, this measure for net income excludes a net gain of $18.7 million as follows:
•	Cost of product sales fair value adjustment following acquisition of Transkaryotic Therapies Inc (TKT): $6.7 million
•	Upfront payments to Warren : $5.5 million
•	Upfront payments to Duramed : $25.0 million
•	Gain on sale of ADDERALL product rights to Duramed: $63.0 million
•	Net tax charges on above adjustments: $7.1 million.

For Q3 2005, this measure for net income excludes net expenses of $694.8 million as follows:
•	Costs associated with the write-off of in-process R&D following the acquisition of TKT: $673.0 million
•	Cost of product sales fair value adjustment following the acquisition of TKT: $17.2 million
•	TKT integration costs: $3.5 million
•	Reorganization costs resulting from Shire’s North American site consolidation: $6.5 million
•	New listed holding company costs: $4.5 million
•	Impact of the gain on the disposition of discontinued operations: $1.0 million
•	Net tax benefit on above adjustments: $8.9 million.

On a pre-tax basis, the above non GAAP adjustments relating to ongoing operations total net gains of $25.8 million for 2006 and expenses of $704.7 million for 2005.

The non-GAAP financial measures presented in the above table are used by Shire management to gain an understanding of the comparative performance of the Company. These measures are presented in order to provide supplemental information regarding the operational performance of the Company to enhance investors’ understanding of core financial performance. A reconciliation of these non GAAP financial measures to the most directly comparable US GAAP financial measure can be found on pages 24 to 25.

(2)    Income/(loss) from continuing operations before income taxes and equity in earnings/(losses) of equity method investees.

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2006 Outlook

R&D pipeline and new product launches

Shire has a strong product pipeline to support the medium and long-term future growth of the Company. In Q4 2006 and H1 2007 Shire anticipates that it will:

  Launch ELAPRASE in Europe;
  Launch MESAVANCE in the US and in Europe;
  Launch NRP104 in the US;
  Launch DYNEPO in Europe;
  Continue the roll out of FOSRENOL in Europe; and
  Continue the roll out of DAYTRANA and ELAPRASE in the US.

Timings of launches are subject to the regulatory/governmental approvals process.

Financial Outlook

We are upgrading the previous guidance given as part of the Q2 2006 results, as follows:

We now anticipate 2006 revenue growth to be in the range of 12% to 14% (prior guidance: low double-digit range).

As previously announced, earnings for 2006 will be impacted by the costs associated with the continued development and launch of five new products in 2006 and H1 2007, including DAYTRANA and ELAPRASE, in addition to the roll-out of FOSRENOL across Europe and the new higher strengths of FOSRENOL in the US.

  These launches require additional advertising and promotional spend and, in some cases, additional sales representatives. Also, Shire has been seeking in 2006 to maximize ADDERALL XR’s market share. As a result, SG&A costs are expected to be at the top end of the original guidance range ($770-800 million);

  2006 activities include regulatory filings for ELAPRASE, SPD465, SPD503 and MESAVANCE, Phase 3(b) and Phase 4 studies to support new product launches, the transfer of three HGT projects into pre-clinical development and the commencement of Phase 3 trials on Gene Activated Glucocerebrosidase (GA-GCB). R&D spend for the full year is expected to be at the lower end of the original guidance range ($310–330 million);

  The depreciation and amortization charge for the year will be approximately 30% higher than the 2005 charge reflecting the acquisition of TKT and the amortization of milestone payments for DAYTRANA (prior guidance: 50% higher); and

  The tax rate for the full year is expected to remain at a rate of approximately 28%.

The financial outlook for the full year stated above excludes the accounting impact under US GAAP of the following items:

  The milestone payment of $50 million paid to New River in February 2006 following the FDA’s acceptance of the filing of NRP104. This increased R&D expense in Q1 2006;

  Upfront payments totaling $30.5 million paid to Duramed ($25 million) and Warren ($5.5 million). These increased the R&D expense in Q3 2006;

  The gain of $63 million made on disposal of ADDERALL product rights to Duramed;

  A US GAAP adjustment to cost of product sales of $47 million (prior guidance: $50 million) to reflect the difference between the accounting fair value and book value of acquired REPLAGAL inventory, all of which has now been charged;

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  Shire HGT integration costs estimated at $6 million in 2006 (prior guidance: $7 million), of which $3.9 million was incurred to the end of Q3 2006; and

  The adoption from January 1, 2006 of US GAAP accounting standard SFAS 123R for share based compensation. This is expected to give rise to additional charges estimated at approximately $45 million, which will be split between costs of product sales, R&D and SG&A in approximate ratios of 10%, 15% and 75% respectively. $25.8 million was charged across these categories for the nine months ending September 30, 2006 (2005: $20.6 million adjusted retrospectively).

Including these items would result, under US GAAP, in an estimated increase in cost of product sales of $50 million, R&D spend in the range of $395–415 million and SG&A and integration costs between $805–835 million.

New Accounting Standard – SFAS 123R

Shire’s primary basis of financial reporting is US GAAP. From January 1, 2006 Shire has been required to adopt SFAS 123R in accounting for share-based compensation. This accounting standard applies a fair value methodology in quantifying the accounting charge associated with share-based compensation.

The Company has adopted SFAS 123R according to the modified retrospective method. As a result, comparatives, including accounting periods in 2005, have been retrospectively adjusted.

For further information please contact:

Investor Relations	Cléa Rosenfeld	(Rest of the World)	+44 1256 894160

	Brian Piper	(North America)	+1 484 595 8252

Media	Jessica Mann	(Rest of the World)	+44 1256 894280

	Matthew Cabrey	(North America)	+1 484 595 8248
Notes to editors

SHIRE plc

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD), SPD465 (extended release of mixed amphetamine salts) (ADHD), MESAVANCE (mesalamine) with MMX technology (SPD476) (ulcerative colitis), ELAPRASE (idursulfase) (Hunter Syndrome) and NRP104 (lisdexamfetamine dimesylate) (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2005.

The following are trademarks of Shire or companies within the Shire Group, which are the subject of trademark registrations in certain territories:

ADDERALL XR® (mixed salts of a single-entity amphetamine)
ADDERALL® (mixed salts of a single-entity amphetamine)
AGRYLIN® (anagrelide hydrochloride)
CALCICHEW® range (calcium carbonate with or without vitamin D3)
CARBATROL® (carbamazepine extended-release capsules)
COLAZIDE® (balsalazide)
DAYTRANA™ (methylphenidate transdermal system)
ELAPRASE™ (idursulfase)
EQUETRO™ (carbamazepine extended-release capsules)
FOSRENOL® (lanthanum carbonate)
LODINE ® (etodolac)
MESAVANCE™ (mesalamine)
REMINYL® (galantamine hydrobromide) (UK and Republic of Ireland)
REMINYL XL™ (galantamine hydrobromide) (UK and Republic of Ireland)
REPLAGAL® (agalsidase alfa)
SOLARAZE® (3%, gel diclofenac sodium (3%w/w))
VANIQA® (eflornithine hydrochloride)
XAGRID® (anagrelide hydrochloride)

The following are trademarks of third parties referred to in this press issue:

3TC (lamivudine) (trademark of GlaxoSmithKline (GSK))
DYNEPO (trademark of Sanofi Aventis)
MMX Multi Matrix Systems (trademark of Cosmo Technologies Limited)
PENTASA (trademark of Ferring AS)
RAZADYNE (trademark of Johnson & Johnson)
RAZADYNE ER (trademark of Johnson & Johnson)
REMINYL (trademark of Johnson & Johnson, excluding UK and Republic of Ireland)
REMINYL XL (trademark of Johnson & Johnson, excluding UK and Republic of Ireland)
SEASONIQUE (trademark of Duramed Pharmaceuticals Inc.)
ZEFFIX (lamivudine) (trademark of GSK)

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OVERVIEW OF US GAAP FINANCIAL RESULTS

1. Introduction

Summary of Q3 2006

Revenues from continuing operations for the three months to September 30, 2006 increased by 19% to $449.4 million (2005: $376.1 million).

Income from continuing operations (before income taxes and equity method investees) for the three months to September 30, 2006 was $119.1 million (2005 loss of: $613.6 million). The difference is primarily due to the write-off of in-process R&D of $673.0 million in Q3 2005 following the TKT acquisition, and the gain on the sale of ADDERALL of $63.0 million in Q3 2006. The increased revenues in the period were broadly offset by increased costs in funding Shire’s new product launches.

Cash inflow from operating activities for the three months to September 30, 2006 was $82.1 million (2005: $39.1 million). This increase primarily resulted from favorable movements in working capital. Cash and cash equivalents, restricted cash and short-term investments at September 30, 2006 totaled $984.8 million (December 31, 2005: $694.0 million).

2. Product sales

For the three months to September 30, 2006 product sales increased by 25% to $386.2 million (2005: $309.2 million) and represented 86% of total revenues (2005: 82%).

Product Highlights

	Sales	Sales Growth	US Rx Growth	US Market
Product	$M	(2)	(2)	Share(1)

ADDERALL XR	207.6	+25%	+9%	26%
DAYTRANA	9.9	n/a	n/a	2%
CARBATROL	20.4	+27%	-7%	42%
PENTASA	36.9	+1%	+4%	18%
REPLAGAL (3)	32.4	n/a	n/a	n/a
ELAPRASE	4.3	n/a	n/a	n/a
XAGRID (4)	13.3	+11%	n/a	n/a
FOSRENOL	12.2	+26%	+12%	9%

(1)	IMS Prescription Data-Product specific (September 2006)
(2)	Compared to Q3 2005
(3)	REPLAGAL was acquired as part of the TKT acquisition, which completed on July 27, 2005. Total sales for REPLEGAL, including pre acquisition sales, for the 3 months ended September 30, 2005 were $24.1 million with total growth for the 3 months, including pre-acquisition sales, of 34%. In Q3 2005 total post acquisition sales were $16.0 million
(4)	Worldwide sales excluding US and Canada

ADDERALL XR for the treatment of ADHD

ADDERALL XR is the leading brand in the US ADHD market with a market share of 26% in September 2006 (2005: 25%). The US ADHD market growth of 4% and the increase in market share contributed to a 9% increase in US prescriptions for ADDERALL XR for the three months to September 30, 2006 compared to the same period in 2005.

Sales of ADDERALL XR for the three months to September 30, 2006 were $207.6 million, an increase of 25% compared to the same period in 2005 (2005: $165.9 million). Product sales growth was significantly more than prescription growth, due to price increases in August 2005 and April 2006 and lower levels of pipeline de-stocking compared with Q3 2005.

During October 2005 Shire filed a Citizen Petition with the FDA requesting that the FDA require more rigorous bioequivalence testing or additional clinical testing for generic or follow-on drug products that reference ADDERALL XR before they can be approved. Shire received correspondence from the FDA in April 2006 stating that, due to the complex issues raised requiring extensive review and analysis by the FDA’s officials, a decision cannot yet be reached by the FDA. The FDA did not provide any guidance as to when that decision may be reached.

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On August 14, 2006, Shire and Barr announced that all pending litigation in connection with Barr’s Abbreviated New Drug Application (ANDA) and its attempt to market generic versions of Shire’s ADDERALL XR had been settled. As part of the settlement, Barr entered into consent judgments and agreed to permanent injunctions confirming the validity and enforceability of Shire’s US Patents Nos. 6,322,819 (the “‘819 Patent”), 6,601,300 (the “‘300 Patent”) and 6,913,768 (the “‘768 Patent”). Barr has also admitted that any generic product made under its ANDA would infringe the ‘768 patent.

Under the terms of the settlement, Barr will not be permitted to market a generic version of ADDERALL XR in the US until April 1, 2009, except in certain limited circumstances, such as the launch of another party’s generic version of ADDERALL XR. No payments to Barr are involved in the settlement agreement.

Further information about the litigation proceedings relating to the Company’s ADDERALL XR patents can be found in our filings with the US Securities and Exchange Commission, including our Annual Report on Form 10-K for the year to December 31, 2005 and our most recent Quarterly Report on Form 10-Q for the period ended June 30, 2006.

DAYTRANA for the treatment of ADHD

Following its launch in June 2006, DAYTRANA achieved a 1.7% share of the ADHD market by the end of Q3 2006. Sales in this period were $9.9 million. The addition of DAYTRANA combined with growth in ADDERALL XR share has helped Shire grow its total share of the ADHD market to 29% in the quarter ending September 30, 2006 compared to 26% in the quarter ending September 30, 2005.

CARBATROL for the treatment of Epilepsy

US prescriptions for the three months to September 30, 2006 were down 7% compared to the same period in 2005. This was primarily due to a 5% decline in the US extended release carbamazepine prescription market. CARBATROL’s market share remained constant at 42%.

Sales of CARBATROL for the three months to September 30, 2006 were $20.4 million, an increase of 27% compared to the same period in 2005 (2005: $16.1 million). The difference between the increase in sales and decrease in prescriptions is due to price increases in October 2005 and July 2006, lower levels of pipeline de-stocking compared with Q3 2005 and reduced sales deductions.

In July 2006 Impax Laboratories, Inc. (Impax) deployed a sales force to begin promotion of CARBATROL under a promotional services agreement for the US market signed in January 2006.

Patent litigation proceedings with Nostrum Pharmaceuticals, Inc. (Nostrum) relating to CARBATROL are ongoing. On July 17, 2006 the Court entered an order staying discovery in this case until and through September 15, 2006. The parties have requested and the Court has granted a stay of discovery until and through December 29, 2006. No trial date has been set. Nostrum’s 30-month stay under the Hatch-Waxman Act expired on February 6, 2006. Accordingly, the FDA may approve Nostrum’s ANDA, once it meets all regulatory requirements.

On March 30, 2006 the Company was notified that Corepharma LLC (Corepharma) had filed an ANDA under the Hatch-Waxman Act seeking permission to market its generic version of carbamazepine extended release products in 100mg, 200mg and 300mg strengths. Shire Laboratories, Inc. filed suit against Corepharma for the infringement of US Patent No. 5,326,570 (the ‘570 Patent) in the District Court of New Jersey. The lawsuit triggered a stay of FDA approval of Corepharma’s generic products for 30 months from the date of Shire’s receipt of Corepharma’s notice of ANDA filing. No discovery schedule or trial date has been set.

Further information about the litigation proceedings relating to the Company’s CARBATROL patents can be found in our filings with the US Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2005 and our most recent Quarterly Report on Form 10-Q for the period ended June 30, 2006.

PENTASA for the treatment of Ulcerative Colitis

US prescriptions for the three months to September 30, 2006 were up 4% compared to the same period in 2005 primarily due to a 4% increase in the US oral mesalamine prescription market. PENTASA’s market share remained constant at 18%.

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Sales of PENTASA for the three months to September 30, 2006 were $36.9 million, an increase of 1% compared to the same period in 2005 (2005: $36.6 million). Sales growth is lower than prescription growth due to the lower levels of pipeline stocking in Q3 2006 partly offset by the impact of the January 2006 price increase.

REPLAGAL for the treatment of Fabry Disease

REPLAGAL was acquired by Shire as part of the TKT acquisition, which was completed on July 27, 2005. Product sales for the three months to September 30, 2006 were $32.4 million, the majority of which were in Europe. Total sales for REPLAGAL, including pre-acquisition sales ($8.1m), for the three months to September 30, 2005 were $24.1 million. This represents a like-for-like increase in sales of 34% which was due to greater European coverage by an increased number of sales representatives, and strong growth in the Rest of the World market.

ELAPRASE for the treatment of Hunter Disease

ELAPRASE was launched at the end of July 2006 and has had a strong start with sales reaching $4.3 million by the end of Q3 2006.

XAGRID for the treatment of Thrombocythemia

Rest of the World (outside North America) sales were up by 11% to $13.3 million (2005: $12.0 million). Sales increased by 7% as expressed in the transaction currencies (XAGRID is primarily sold in Euros), due mainly to strong growth in France and Spain and benefited by 4% from favorable exchange rate movements against the US$.

FOSRENOL for the treatment of Hyperphosphatemia

US prescriptions for the three months to September 30, 2006 were up 12% compared to the same period in 2005. This was primarily due to FOSRENOL increasing its share of the total US phosphate binding market, which in September 2006 was 9% (2005: 8.5%), in a market that had itself grown 8% over the same period. FOSRENOL was launched in the US in January 2005.

US sales of FOSRENOL for the three months to September 30, 2006 were up 18% to $11.4 million (2005: $9.7 million). The increase in net sales compared to prescription growth is due to price increases in January 2006 and July 2006, larger prescription sizes due to the addition of the 1g and 750mg units and lower sales deductions, partially offset by destocking in Q3 2006.

European sales of FOSRENOL for the 3 months to September 30, 2006 were $0.8 million, giving total FOSRENOL sales worldwide of $12.2 million.

FOSRENOL was launched in Austria, Ireland, Sweden and Denmark in December 2005 and in South Korea in June 2006. On July 11, 2006 Shire received confirmation that FOSRENOL had been recommended for approval through the Mutual Recognition Procedure in 11 markets in Europe. On September 8, 2006 FOSRENOL was approved in Germany and on September 21, 2006 it was approved in the UK. In Europe, FOSRENOL has also been approved in Sweden, Portugal, Italy, Poland, Austria, Finland, Czech Republic, Denmark, France, Belgium, Cyprus, Greece, Luxembourg, Netherlands, Ireland, Iceland, Malta and Estonia. Launches will continue throughout Q4 2006 and 2007 in the EU, subject to finalization of national licensing and conclusion of pricing re-imbursement negotiations.

On October 18, Health Canada granted a marketing license application for FOSRENOL. Launch is now planned for Q2 2007.

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3. Royalties

Royalty revenues increased to $60.4 million for the three months to September 30, 2006 (2005: $60.2 million).

Royalty Highlights

			Worldwide in-market
			sales by licensee[2] in
	Royalties to Shire	Royalty growth[1]	Q3 2006
Product	$M	%	$M

3TC	36.5	-8%*	275
ZEFFIX	9.3	+21%**	80
Other***	14.6	+13%	n/a

Total	60.4	0%	n/a

*	The impact of foreign exchange movements has contributed +1% to the reported growth
**	The impact of foreign exchange movements has contributed +2% to the reported growth
***	Includes REMINYL/RAZADYNE
1	Compared to Q3 2005
2	GlaxoSmithKline (GSK)

3TC

Royalties from sales of 3TC for the three months to September 30, 2006 were $36.5 million (2005: $39.6 million).

Shire receives royalties from GSK on worldwide 3TC sales. GSK’s worldwide sales of 3TC for the three months to September 30, 2006 were $275 million, a decrease of 9% compared to the same period in 2005 (2005: $301 million). The nucleoside analogue market for HIV has continued to grow, however competitive pressures within the market have increased, leading to a decline in 3TC sales.

ZEFFIX

Royalties from sales of ZEFFIX for the three months to September 30, 2006 were $9.3 million (2005: $7.7 million).

Shire receives royalties from GSK on worldwide ZEFFIX sales. GSK’s worldwide sales of ZEFFIX for the three months to September 30, 2006 were $80 million, an increase of 19% compared to the same period in 2005 (2005: $67 million). This increase was primarily due to strong growth in the Korean, Japanese and Chinese markets.

OTHER

Other royalties are primarily in respect of REMINYL and REMINYL XL (now marketed as RAZADYNE and RAZADYNE ER in the US), a product marketed worldwide by Janssen Pharmaceutical N.V. (Janssen), an affiliate of Johnson & Johnson, with the exception of the United Kingdom and the Republic of Ireland where Shire has the exclusive marketing rights.

Sales of the REMINYL/RAZADYNE range, for the symptomatic treatment of mild to moderately severe dementia of the Alzheimer’s type, continue to grow in the Alzheimer’s market. Revenue in Q3 2006 was higher than in the same period in 2005, partly due to the impact of wholesalers destocking in Q3 2005 following the launch of RAZADYNE ER in the US in Q2 2005.

In June 2006 Janssen and Synaptech, Inc.(Synaptech) filed suit against Barr for infringement of their patent rights relating to RAZADYNE ER as a result of Barr filing an ANDA with the FDA for RAZADYNE ER. No court date has been set.

Barr and other generics have filed ANDAs with the FDA as regards RAZADYNE and Janssen and Synaptech have filed suit against some of those ANDA filers. The court date for these proceedings is June 2007.

11

4. Financial details

Cost of product sales

For the three months to September 30, 2006 the cost of product sales amounted to 16% of product sales (2005: 20%). The increase in gross margin is primarily due to the lower fair value adjustment for REPLAGAL acquired inventory in Q3 2006 versus Q3 2005. REPLAGAL’s cost of product sales includes acquired inventories, which in accordance with US GAAP have been accounted for at fair value. For the three months to September 30, 2006 the cost of product sales for REPLAGAL included a $6.7 million adjustment in respect of the acquired inventory (2005: $17.2 million). This fair value adjustment increased Shire’s cost of product sales as a percentage of product sales in Q3 2006 by 2% (2005: 6%). All REPLAGAL inventories acquired as part of the TKT acquisition have now been consumed.

Research and Development (R&D)

R&D expenditure increased from $75.1 million in the three months to September 30, 2005 to $104.0 million for the three months to September 30, 2006. The increase was primarily due to upfront payments made to Duramed and Warren of $25 million and $5.5 million respectively.

Expressed as a percentage of total revenues, R&D expenditure was 23% for the three months to September 30, 2006 (2005: 20%). The upfront payments increased Shire’s R&D expenditure as a percentage of total revenues in Q3 2006 by 7%.

Selling, general and administrative (SG&A)

SG&A expenses increased from $161.3 million in the three months to September 30, 2005 to $214.9 million in the three months to September 30, 2006, an increase of 33%. This increase is primarily related to the promotion and launch of DAYTRANA (including an increase in the ADHD sales force) and the recruitment of new US and European sales forces to launch MESAVANCE and new US and European sales forces to launch ELAPRASE.

As a percentage of product sales, SG&A expenses were 56% (2005: 52%), reflecting the recruitment of the new US sales forces prior to the launch of their associated products. This ratio of SG&A to product sales should reduce for Q4 2006 as sales from these launches increase.

Depreciation and amortization

The depreciation charge for the three months to September 30, 2006 was $11.0 million (2005: $4.6 million). Amortization charges were $14.6 million for the three months to September 30, 2006 (2005: $11.8 million). The increase in both depreciation and amortization is primarily due to the increase in the asset base as a result of the TKT acquisition, together with the amortization of capitalized milestone payments for DAYTRANA.

Integration costs

For the three months to September 30, 2006 the Company did not record any costs for the integration of the TKT business into Shire (2005: $3.5 million).

Gain on sale of product rights

For the three months to September 30, 2006, the Company recognized a pre-tax gain of $63.0 million (2005: $ nil), on the disposal of ADDERALL to Duramed for $63.0 million in cash.

Interest income

For the three months to September 30, 2006 the Company received interest income of $12.6 million (2005: $6.9 million). For both periods this income primarily related to interest received on Shire’s cash balances. Interest income for Q3 2006 is higher than Q3 2005 as a result of increased cash balances and increases in US dollar interest rates.

12

Interest expense

For the three months to September 30, 2006 the Company incurred interest expense of $7.0 million (2005: $3.5 million). In 2006 and 2005 this expense primarily relates to a provision for interest, which may be awarded by the Court in respect of amounts due to those ex-TKT shareholders who have requested appraisal of the acquisition consideration payable for their TKT shares.

The trial date for the appraisal rights litigation has been set for April 23, 2007.

Taxation

The effective rate of tax for the three months to September 30, 2006 was 28% (2005: 29%, after excluding the in-process R&D write-off in respect of the TKT acquisition from the loss from continuing operations before income taxes). At September 30, 2006 net deferred tax assets of $107.4 million were recognized (December 31, 2005: $116.2 million).

Equity in earnings/(losses) of equity method investees

Net earnings of $1.2 million were recorded for the three months to September 30, 2006 (2005: net losses of $0.6 million). This comprised earnings of $1.6 million from the 50% share of the antiviral commercialization partnership with GSK in Canada (2005: $1.2 million), offset by losses of $0.4 million being the Company’s share of losses in the GeneChem and EGS Healthcare Funds (2005: losses of $1.8 million).

13

FINANCIAL INFORMATION

TABLE OF CONTENTS
Page

Unaudited US GAAP Consolidated Balance Sheets	15

Unaudited US GAAP Consolidated Statements of Operations	17

Unaudited US GAAP Consolidated Statements of Cash Flows	19

Selected notes to the unaudited US GAAP Financial Statements

(1) Earnings per share	21

(2) Analysis of revenues	22

Non GAAP reconciliation of numerator for diluted EPS	24

Non GAAP reconciliation of reported EPS	25

14

Unaudited US GAAP results for the 9 months to September 30, 2006
Consolidated Balance Sheets

		¹ Adjusted
	September 30,	December 31,
	2006	2005
	$M	$M

ASSETS
Current assets:
Cash and cash equivalents	955.2	656.5
Restricted cash	29.6	30.6
Short-term investments	-	6.9
Accounts receivable, net	308.5	329.9
Inventories	122.8	136.0
Deferred tax asset	63.9	54.2
Prepaid expenses and other current assets	106.6	98.1

Total current assets	1,586.6	1,312.2

Investments	56.8	50.2
Property, plant and equipment, net	275.9	234.0
Goodwill	381.8	367.6
Other intangible assets, net	748.9	729.3
Deferred tax asset	43.5	62.0
Other non-current assets	9.9	42.9

Total assets	3,103.4	2,798.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	473.1	431.8
Liability to dissenting shareholders	445.8	427.6
Other current liabilities	147.8	106.0

Total current liabilities	1,066.7	965.4

Long-term debt, excluding current installments	-	0.1
Other non-current liabilities	46.3	43.4

Total liabilities	1,113.0	1,008.9

¹ Retrospectively adjusted following the adoption of SFAS 123R.

15

Unaudited US GAAP results for the 9 months to September 30, 2006
Consolidated Balance Sheets (continued)

		¹ Adjusted
	September 30,	December 31,
	2006	2005
	$M	$M

Shareholders’ equity:
Common stock of 5p par value: 18,314.0 million shares
authorized; and 502.1 million shares issued and
outstanding (2005: 495.7 million)	43.2	42.7
Exchangeable shares: 1.5 million shares issued and
outstanding (2005: 2.2 million)	69.6	101.2
Treasury stock	(71.1)	(2.8)
Additional paid-in capital	1,417.7	1,327.5
Accumulated other comprehensive income	94.8	71.5
Retained earnings	436.2	249.2

Total shareholders’ equity	1,990.4	1,789.3

Total liabilities and shareholders’ equity	3,103.4	2,798.2

¹ Retrospectively adjusted following the adoption of SFAS 123R.

16

Unaudited US GAAP results for the 3 months and 9 months to September 30, 2006
Consolidated Statements of Operations

		¹ Adjusted		¹ Adjusted
	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	$M	$M	$M	$M

Revenues:
Product sales	386.2	309.2	1,108.2	930.2
Royalties	60.4	60.2	181.8	181.1
Other revenues	2.8	6.7	9.5	23.1

Total revenues	449.4	376.1	1,299.5	1,134.4

Costs and expenses:
Cost of product sales	61.7	60.5	185.3	136.4
Research and development	104.0	75.1	304.0	253.2
Selling, general and administration	214.9	161.3	594.2	483.6
Depreciation and amortization	25.6	16.4	72.3	50.1
Intangible asset impairment	-	-	-	3.0
Integration costs	-	3.5	3.9	3.5
Reorganization costs	-	6.5	-	9.4
In-process R&D write-off	-	673.0	-	673.0
Gain on sale of product rights	(63.0)	-	(63.0)	-

Total operating expenses	343.2	996.3	1,096.7	1,612.2

Operating income/(loss)	106.2	(620.2)	202.8	(477.8)

Interest income	12.6	6.9	36.8	27.9
Interest expenses	(7.0)	(3.5)	(19.1)	(4.7)
Other income, net	7.3	3.2	5.9	3.9

Total other income, net	12.9	6.6	23.6	27.1

Income/(loss) from continuing
operations before income taxes and
equity in earnings/(losses) of equity
method investees	119.1	(613.6)	226.4	(450.7)
Income taxes	(33.1)	(17.5)	(62.9)	(58.9)
Equity in earnings/(losses) of equity
method investees	1.2	(0.6)	5.5	0.1

Income/(loss) from continuing
operations	87.2	(631.7)	169.0	(509.5)
Gain on disposition of discontinued
operations (net of income tax
expense of $nil and $nil)	-	1.0	40.6	4.1

Net income/(loss)	87.2	(630.7)	209.6	(505.4)

¹ Retrospectively adjusted following the adoption of SFAS 123R.

17

Unaudited US GAAP results for the 3 months and 9 months to September 30, 2006
Consolidated Statements of Operations (continued)

			¹ Adjusted				¹ Adjusted
	3 months to		3 months to		9 months to		9 months to
	September 30,		September 30,		September 30,		September 30,
	2006		2005		2006		2005

Earnings per share – basic
Income/(loss) from continuing
operations	17.3	c	(126.2	c)	33.5	c	(101.9	c)
Gain on disposition of discontinued
operations	-		0.2	c	8.1	c	0.8	c

Earning/(loss) per ordinary share –
basic	17.3	c	(126.0	c)	41.6	c	(101.1	c)

Earnings per share – diluted
Income/(loss) from continuing
operations	17.1	c	(126.2	c)	33.2	c	(101.9	c)
Gain on disposition of discontinued
operations	-		0.2	c	8.0	c	0.8	c

Earnings/(loss) per ordinary share –
diluted	17.1	c	(126.0	c)	41.2	c	(101.1	c)

Earning/(loss) per ADS – diluted	51.3	c	(378.0	c)	123.6	c	(303.3	c)

Weighted average number of shares
(millions):
Basic	504.0		500.5		503.6		499.7
Diluted	509.1		500.5		508.7		499.7

¹ Retrospectively adjusted following the adoption of SFAS 123R.

18

Unaudited US GAAP results for the 3 months and 9 months to September 30, 2006
Consolidated Statements of Cash Flows

		¹ Adjusted		¹ Adjusted
	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	$M	$M	$M	$M

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income/(loss)	87.2	(630.7)	209.6	(505.4)
Adjustments to reconcile net income/(loss)
to net cash provided by operating
activities:
Depreciation and amortization
- In cost of product sales	1.4	1.0	3.5	2.7
- In other costs and expenses	25.6	16.3	72.3	44.1
Share based compensation	9.1	7.8	25.8	20.8
In-process R&D write-off	-	673.0	-	673.0
Movement in deferred taxes	6.0	42.6	5.0	31.6
Write-down of long term assets	-	0.5	1.8	11.0
(Gain)/loss on sale of long-term assets	-	(3.9)	0.2	(3.9)
Equity in (earnings)/losses of equity method
investees	(1.2)	0.7	(5.5)	(0.1)
Gain on sale of product rights	(63.0)	-	(63.0)	-
Gain on disposition of discontinued
operations	-	(1.1)	(40.6)	(4.2)
Changes in operating assets and liabilities,
net of acquisitions:
Decrease/(increase) in accounts
receivable	4.8	(6.1)	18.6	(33.9)
Increase/(decrease) in sales deductions
accrual	4.6	(6.0)	17.6	14.4
Decrease/(increase) in inventory	2.4	5.2	10.7	(1.3)
Increase in prepayments and other current
assets	(28.5)	(32.8)	(10.4)	(24.4)
Decrease/(increase) in other assets	0.2	(0.1)	3.0	(0.8)
Increase/(decrease) in accounts payable
and other liabilities	40.1	(30.4)	94.9	8.1
Decrease in deferred revenue	(12.4)	(2.7)	(6.4)	(10.5)
Returns on investment from joint venture	5.8	4.7	5.8	4.7
Cash flow from discontinued operations	-	1.1	-	0.7

Net cash provided by operating activities (A)	82.1	39.1	342.9	226.6

¹ Retrospectively adjusted following the adoption of SFAS 123R.

19

Unaudited US GAAP results for the 3 months and 9 months to September 30, 2006
Consolidated Statements of Cash Flows (continued)

		¹ Adjusted		¹ Adjusted
	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	$M	$M	$M	$M

CASH FLOWS FROM INVESTING
ACTIVITIES:
Movement in short-term investments	1.4	107.3	6.9	351.3
Movement in restricted cash	(0.1)	-	1.0	(0.3)
Purchase of subsidiary undertaking, net
of cash acquired	-	(1,099.6)	(0.8)	(1,099.6)
Expense of acquisitions	-	(24.1)	-	(24.1)
Purchase of long-term investments	(0.3)	(0.2)	(9.6)	(7.7)
Purchase of property, plant and
equipment	(20.6)	(13.5)	(71.2)	(57.6)
Purchase of intangible assets	(2.6)	(0.1)	(52.8)	(20.1)
Proceeds from sale of long-term
investments	0.1	10.1	0.9	10.1
Proceeds from sale of property, plant
and equipment	-	-	-	0.1
Proceeds on sale of product rights	63.0	-	63.0	-
Proceeds from loan repaid by IDB	-	-	70.6	-
Loans made to IDB	-	(13.3)	-	(43.2)
Proceeds from sale of the vaccines
business	-	30.0	-	92.2
Returns of investments from equity
investments	-	1.4	0.3	3.8

Net cash provided by/(used in) investing
activities (B)	40.9	(1,002.0)	8.3	(795.1)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Redemption of 2% convertible loan	-	-	(0.1)	-
Proceeds from exercise of options	15.6	11.9	33.3	30.4
Excess tax benefit of share based
compensation, charged directly to
equity	(2.0)	1.1	-	2.5
Payment of dividend	-	-	(22.6)	(19.1)
Payments to acquire treasury stock	(66.3)	-	(68.3)	-

Net cash (used in)/provided by financing
activities (C)	(52.7)	13.0	(57.7)	13.8

Effect of foreign exchange rate changes
on cash and cash equivalents (D)	(0.2)	(2.5)	5.2	(7.0)

Net increase/(decrease) in cash and
cash equivalents (A+B+C+D)	70.1	(952.4)	298.7	(561.7)
Cash and cash equivalents at beginning
of period	885.1	1,502.2	656.5	1,111.5

Cash and cash equivalents at end of
period	955.2	549.8	955.2	549.8

¹ Retrospectively adjusted following the adoption of SFAS 123R.

20

US GAAP results for the 3 months and 9 months to September 30, 2006
Selected notes to the Unaudited US GAAP Financial Statements

		¹ Adjusted		¹ Adjusted
	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
(1) Earnings per share	$M	$M	$M	$M

Income/(loss) from continuing
operations	87.2	(631.7)	169.0	(509.5)
Gain on disposition of discontinued
operations	-	1.0	40.6	4.1

Numerator for basic and diluted
EPS	87.2	(630.7)	209.6	(505.4)

¹ Retrospectively adjusted following the adoption of SFAS 123R.

Weighted average number of	No of shares	No of shares	No of shares	No of shares
shares:	Millions	Millions	Millions	Millions

Basic	504.0	500.5	503.6	499.7
Effect of dilutive shares:
Stock options	4.5	-	4.5	-
Warrants	0.6	-	0.6	-

Diluted	509.1	500.5	508.7	499.7

The share options and warrants not included in the calculation of the diluted weighted average number of shares because the exercise prices exceeded Shire’s average share price during the calculation period, are shown below:

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	No of shares	No of shares	No of shares	No of shares
	Millions	Millions	Millions	Millions

Share options	10.1	23.1	10.1	20.3
Warrants	-	1.3	-	1.3

	10.1	24.4	10.1	21.6

21

Unaudited US GAAP results for the 3 months to September 30, 2006
Selected notes to the US GAAP Financial Statements (continued)

	3 months to	3 months to	3 months to	3 months to
	September 30	September 30,	September 30,	September 30,
	2006	2005	2006	2006
(2) Analysis of revenues	$M	$M	% change	% of total revenue

Net product sales:
CNS
ADDERALL XR	207.6	165.9	+25%	46%
ADDERALL	6.3	9.6	-34%	1%
CARBATROL	20.4	16.1	+27%	5%
DAYTRANA	9.9	-	n/a	2%

	244.2	191.6	+27%	54%

GI
PENTASA	36.9	36.6	+1%	8%
COLAZIDE	2.2	2.3	-4%	1%

	39.1	38.9	+1%	9%

HGT
REPLAGAL*	32.4	16.0	n/a	7%
ELAPRASE	4.3	-	n/a	1%

	36.7	16.0	129%	8%

GP
XAGRID	13.3	12.0	+11%	3%
FOSRENOL	12.2	9.7	+26%	3%
CALCICHEW	11.1	10.1	+10%	2%
REMINYL/REMINYL XL	5.7	3.3	+72%	1%
SOLARAZE	2.9	3.3	-12%	1%
VANIQA	1.7	1.8	-6%	0%
LODINE	3.1	3.2	-3%	1%

	50.0	43.4	+15%	11%

Other product sales	16.2	19.3	-16%	4%

Total product sales	386.2	309.2	+25%	86%

Royalty income:
3TC	36.5	39.6	-8%	8%
ZEFFIX	9.3	7.7	+21%	2%
Others	14.6	12.9	+13%	3%

	60.4	60.2	+0%	13%

Other revenues	2.8	6.7	-58%	1%

Total revenues	449.4	376.1	+19%	100%

* REPLAGAL was acquired in the acquisition of TKT which was completed on July 27, 2005. Total sales for REPLAGAL, including pre-acquisition sales for the 3 months ended September 30, 2005 were $24.1 million. Including pre-acquisition sales for the 3 months ended September 30, 2005, product sales growth was 34% for REPLAGAL.

22

Unaudited US GAAP results for the 9 months to September 30, 2006
Selected notes to the US GAAP Financial Statements (continued)

	9 months to	9 months to	9 months to	9 months to
	September 30	September 30,	September 30,	September 30,
	2006	2005	2006	2006
(2) Analysis of revenues	$M	$M	% change	% of total revenue

Net product sales:
CNS
ADDERALL XR	634.4	516.8	+23%	48%
ADDERALL	25.2	31.0	-19%	2%
CARBATROL	50.7	54.8	-7%	4%
DAYTRANA	9.9	-	n/a	1%

	720.2	602.6	+20%	55%

GI
PENTASA	99.5	93.8	+6%	8%
COLAZIDE	6.8	6.5	+5%	0%

	106.3	100.3	+6%	8%

HGT
REPLAGAL	86.5	16.0	n/a	7%
ELAPRASE	4.3	-	-	0%

	90.8	16.0	468%	7%

GP
XAGRID	39.5	36.4	+9%	3%
FOSRENOL	26.1	24.5	+7%	2%
CALCICHEW	33.2	28.4	+17%	3%
REMINYL/REMINYL XL	15.0	9.4	+60%	1%
SOLARAZE	9.8	8.8	+11%	1%
VANIQA	5.7	4.3	+33%	0%
LODINE	9.5	9.5	0%	1%

	138.8	121.3	+14%	11%

Other product sales	52.1	90.0	-42%	4%

Total product sales	1,108.2	930.2	+19%	85%

Royalty income:
3TC	114.3	119.5	-4%	9%
ZEFFIX	25.4	22.0	+15%	2%
Others	42.1	39.6	+6%	3%

	181.8	181.1	+0%	14%

Other revenues	9.5	23.1	-59%	1%

Total revenues	1,299.5	1,134.4	+15%	100%

* REPLAGAL was acquired in the acquisition of TKT which was completed on July 27, 2005. Total sales for REPLAGAL, including pre-acquisition sales for the 9 months ended September 30, 2005 were $69.2 million. Including pre-acquisition sales for the 9 months ended September 30, 2005, product sales growth was 25% for REPLAGAL.

23

Non GAAP reconciliation of numerator for diluted EPS
for the 3 months and 9 months to September 30, 2006

		¹ Adjusted		¹ Adjusted
	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	$M	$M	$M	$M

Net income/(loss) for basic EPS	87.2	(630.7)	209.6	(505.4)
Add back:
TKT in-process R&D write-off	-	673.0	-	673.0
TKT cost of product sales fair value
adjustment	6.7	17.2	47.0	17.2
New River milestone payment	-	-	50.0	-
New River upfront payment	-	-	-	50.0
Warren upfront payment	5.5	-	5.5	-
Duramed upfront payment	25.0	-	25.0	-
New listed holding company costs	-	4.5	-	4.5
TKT integration costs	-	3.5	3.9	3.5
Reorganization costs	-	6.5	-	9.4
Gain on sale of product rights	(63.0)	-	(63.0)	-
Taxes on above adjustments	7.1	(8.9)	(19.1)	(23.7)
Gain on disposition of discontinued
operations	-	(1.0)	(40.6)	(4.1)

Total non GAAP adjustment	(18.7)	694.8	8.7	729.8

Numerator for non GAAP – diluted EPS	68.5	64.1	218.3	224.4

24

Non GAAP reconciliation of reported EPS
for the 3 months and 9 months to September 30, 2006

			¹ Adjusted				¹ Adjusted
	3 months to		3 months to		9 months to		9 months to
	September 30,		September 30,		September 30,		September 30,
	2006		2005		2006		2005

Earnings/(loss) per ordinary share-
diluted	17.1	c	(126.0	c)	41.2	c	(101.1	c)
Add back:
Gain on disposition of discontinued
operations	-		(0.2	c)	(8.0	c)	(0.8	c)

Diluted EPS from continuing operations	17.1	c	(126.2	c)	33.2	c	(101.9	c)

Change in denominator due to effect
on dilution of non GAAP adjustments*	-		1.6	c	-		0.2	c

	17.1	c	(124.6	c)	33.2	c	(101.7	c)
Add back:
TKT in-process R&D write-off	-		132.7	c	-		134.3	c
TKT cost of product sales fair value
adjustment	1.3	c	3.4	c	9.3	c	3.4	c
New River milestone payment	-		-		9.8	c	-
New River upfront payment	-		-		-		10.0	c
Warren upfront payment	1.1	c	-		1.1	c	-
Duramed upfront payment	4.9	c	-		4.9	c	-
New listed holding company costs	-		0.9	c	-		0.9	c
TKT integration costs	-		0.7	c	0.8	c	0.7	c
Reorganization costs	-		1.3	c	-		1.9	c
Gain on sale of product rights	(12.4	c)	-		(12.4	c)	-
Taxes on above adjustments	1.4	c	(1.6	c)	(3.8	c)	(4.7	c)

Non GAAP – diluted EPS per ordinary
share	13.4	c	12.8	c	42.9	c	44.8	c

Non GAAP – diluted EPS per ADS	40.2	c	38.3	c	128.7	c	134.4	c

Total non GAAP adjustments – diluted
EPS per ordinary share	(3.7	c)	138.8	c	9.7	c	145.9	c

(*)	Since the items added back result in positive non GAAP net income for Q3 2005 and the year to December 31, 2005, the options, warrants and convertible debt become dilutive under this measure and are therefore included in the calculation of the denominator for the non GAAP EPS.

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